PROSPECTUS SUPPLEMENT                      THIS PROSPECTUS SUPPLEMENT,
FOR THE PERIOD ENDING                      FILED PURSUANT TO RULE 424(b)(3),
APRIL 30, 1997 TO                          RELATES TO REGISTRATION STATEMENT
PROSPECTUS DATED                           NO. 33-57302-02 AND THE
JANUARY 26, 1993                           PROSPECTUS DATED JANUARY 26, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 1997


                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         0-21506                   Not Applicable
--------                         -------                   --------------
(State of                        (Commission               (IRS Employer
organization)                    File Number)              Identification No.)



c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                    19720
----------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
         -----------------------------------------------------------
         (Former name or former address, if changed since last report)


                                 Page 1 of 14
                        Index to Exhibits is on page 4

Item 5. Other Events

On May 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of April 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                     Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due Period ending April 30, 1997.

                                 SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          DISCOVER CARD TRUST 1993 B
                                                  (Registrant)

                                          By: DISCOVER RECEIVABLES FINANCING
                                              GROUP, INC.
                                              as originator of the Trust


                                          By: Birendra Kumar
                                              ----------------------------
                                              Birendra Kumar
                                              Vice President and Treasurer


Date: May 15, 1997

                                EXHIBIT INDEX

Exhibit No.                     Description
-----------                     -----------

21 Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due Period ending April 30, 1997.